OMB APPROVAL
OMB Number: 3235-0060
Expires: June 30, 2009
Estimated average burden hours per response...5.0

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 3, 2010
MarketAxess Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34091	52-2230784

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

140 Broadway, 42nd Floor
New York, New York	10005

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (212) 813-6000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
     On February 3, 2010, MarketAxess Holdings Inc. (the “Company”) issued a press release announcing the Company’s financial results for its fiscal fourth quarter and fiscal year ended December 31, 2009. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     The information included in this Current Report on Form 8-K (including Exhibit 99.1 hereto) that is furnished pursuant to this Item 2.02 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. In addition, the information included in this Current Report on Form 8-K (including Exhibit 99.1 hereto) that is furnished pursuant to this Item 2.02 shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference into such filing.
Item 8.01 Other Events
     On February 3, 2010, the Company issued a press release announcing that its Board of Directors has approved a regular quarterly dividend to be paid to the holders of the outstanding shares of capital stock. A cash dividend of $0.07 per share of common stock outstanding or issuable upon conversion of outstanding shares of non-voting common stock and Series B preferred stock will be paid on March 3, 2010 to stockholders of record as of the close of business on February 17, 2010.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits:

99.1	Press Release entitled “MarketAxess Reports Record Fourth Quarter Revenue of $34.0 Million, Pre-Tax Income of $11.0 Million and Adjusted Diluted EPS of $0.17” issued by MarketAxess Holdings Inc. on February 3, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKETAXESS HOLDINGS INC.
Date: February 3, 2010	By:	/s/ Richard M. McVey
		Name:	Richard M. McVey
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit

99.1	Press Release entitled “MarketAxess Reports Record Fourth Quarter Revenue of $34.0 Million, Pre-Tax Income of $11.0 Million and Adjusted Diluted EPS of $0.17” issued by MarketAxess Holdings Inc. on February 3, 2010.

4